Exhibit 4.5

Counterpart to Registration Rights Agreement

The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Registration Rights Agreement, dated July 17, 2013, by and among Monitronics Escrow Corporation, Monitronics International, Inc., the Guarantors listed on the signature page hereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and the other Initial Purchasers) to be bound by the terms and provisions of such Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of August 16, 2013.

SECURITY NETWORKS, LLC

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Executive Vice President and Assistant Secretary

SECURITY NETWORKS ACCEPTANCE, LLC

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Executive Vice President and Assistant Secretary

SNMCM LP

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Executive Vice President and Assistant Secretary

SNCA LLC

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Executive Vice President and Assistant Secretary

SN PUERTO RICO, INC.

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Executive Vice President and Assistant Secretary